UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2009

VOLT INFORMATION SCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-9232	13-5658129
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

560 Lexington Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information in this Form 8-K, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

On January 16, 2009, the Company issued a press release announcing (1) that it has filed a Notification of Late Filing under Rule 12b-25 of the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission for its Annual Report on Form 10-K for the fiscal year ended November 2, 2008, (2) the expected impairment of goodwill in the fourth quarter of fiscal 2008 as a result of recent operating performance and business outlook primarily due to the general economic conditions, and (3) its expected results of operations for the fourth quarter of fiscal 2008. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 2.06. Material Impairments.

Information set forth in Item 2.02 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Volt Information Sciences, Inc. Press Release dated January 16, 2009

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date: January 21, 2009	By:	/s/ Jack Egan
Jack Egan
Chief Financial Officer

EXHIBIT INDEX

99.1	Volt Information Sciences, Inc. Press Release dated January 16, 2009